Exhibit 3.07

BUSINESS CORPORATIONS ACT (YUKON)

ARTICLES OF AMALGAMATION

Form 2-01

1.	Name of Corporation:

PORTOLA PACKAGING CANADA LTD./EMBALLAGES PORTOLA CANADA LTEE

2.	Corporate Access Number:

26334

3.	The classes and any maximum number of shares that the corporation is authorized to issue:

An unlimited number of Common Shares without par or nominal value

4.	Restrictions if any on share transfers:

No shares in the capital of the Corporation shall be transferred without the express consent of the Directors, such consent to be signed by a resolution passed by the Board.

5.	Number (or minimum and maximum numbers) of directors:

Minimum of one (1) and maximum of seven (7)

6.	Restrictions if any on business the corporation may carry on:

None

7.	Other provisions if any:

The attached Schedule “A” is incorporated into and forms part of this form.

8.	Name of amalgamating corporations:

Portola Packaging Ltd./Emballages Portola Ltee
Portola Packaging Canada Ltd./Emballages Portola Canada Ltee

9.	DATE	SIGNATURE	TITLE

	March 1, 2002	/s/ Dennis L. Berg	Director, Chief Financial Officer

SCHEDULE “A”
ATTACHED TO AND FORMING PART OF

FORM 1-01
Articles Of Amalgamation
OF
PORTOLA PACKAGING CANADA LTD./EMBALLAGES PORTOLA CANADA LTEE
(the “Corporation”)

1.	The number of shareholders of the Corporation, exclusive of (a) persons who are in its employment and are shareholders of the Corporation and (b) persons who, having been formerly in the employment of the Corporation, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment, is limited to fifty (50) persons, two (2) or more persons who are joint registered owners of one (1) or more shares being counted as one (1) shareholder.

2.	Any invitation to the public to subscribe for the securities of the Corporation is prohibited.

3.	The Corporation shall have a lien on shares registered in the name of a shareholder for any debt due to the Corporation by the shareholder.

4.	Meetings of shareholders may be held at Vancouver, British Columbia or such other place or places as the directors may determine from time to time in their absolute discretion.